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                                                                      Exhibit 21

           SUBSIDIARIES OF REGISTRANT*

                 Name                         Place of Incorporation
-------------------------------------   ---------------------------------
Kaydon Ring and Seal, Inc.              Delaware
Kaydon S.A. de C.V.                     Nuevo Leon, United Mexican States
I.D.M. Electronics Ltd.                 United Kingdom
Electro-Tec Corp.                       Delaware
Cooper Roller Bearing Company Limited   United Kingdom
Cooper Split Roller Bearing Corp.       Virginia
Cooper Geteilte Rollenlager GmbH        Germany
Industrial Tectonics Inc                Delaware
ITI Japan Trading Company               Delaware
Kaydon Custom Filtration Corporation    Delaware
Focal Technologies, Inc.                Nova Scotia, Canada
Kaydon Acquisition XI, Inc.             Delaware
(d/b/a Canfield Technologies, Inc.)
Kaydon Acquisition XII, Inc.            Delaware
(d/b/a Tridan International, Inc.)
Indiana Precision, Inc.                 Indiana
ACE Controls, Inc.                      Michigan
ACE Controls International, Inc.        Delaware
ACE Japan, L.L.C.                       Michigan
ACE Stossdaempfer, GmbH                 Germany

     * All of which are, directly or indirectly, wholly-owned by the Registrant.